EXHIBIT 99.1

Investor Relations:	Media Relations:
Kathleen Bela	Keith Falter
Juniper Networks, Inc.	Juniper Networks, Inc.
(408) 936-7804	(408) 936-4558
kbela@juniper.net	kfalter@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY SECOND QUARTER
2010 FINANCIAL RESULTS

•	Revenue: $978.3 million, up 24% year-over-year

•	Operating Margin: 18.9% GAAP; 23.9% non-GAAP

•	GAAP Net Income Per Share: $0.24 diluted

•	Non-GAAP Net Income Per Share: $0.30 diluted, up 58% year-over-year

SUNNYVALE, Calif., July 20, 2010 – Juniper Networks, Inc. (NYSE: JNPR) today reported preliminary financial results for the three months ended June 30, 2010.

Net revenues for the second quarter of 2010 increased 24% on a year-over-year basis to $978.3 million. The Company posted GAAP net income of $130.5 million, or $0.24 per diluted share, and non-GAAP net income of $164.0 million, or $0.30 per diluted share, for the second quarter of 2010. Non-GAAP net income per share increased 58% compared to the second quarter of 2009. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Revenues by Market table below.

“Juniper continues to execute well on our growth agenda consistent with our 2010 operating principles,” said Kevin Johnson, Juniper’s Chief Executive Officer.  “With an expanding product portfolio and strong momentum in critical growth areas of high performance networking, we feel confident in our view of growth for the second half of 2010.”

Juniper’s operating margin for the second quarter of 2010 increased to 18.9% on a GAAP basis from 17.6% in the first quarter of 2010, and increased from 12.2% in the prior year second quarter. Non-GAAP operating margin for the second quarter of 2010 increased to 23.9% from 23.2% in the first quarter of 2010 and increased from 18.1% in the prior year second quarter.

Juniper generated net cash from operations for the second quarter of 2010 of $221.3 million, compared to net cash provided by operations of $88.5 million, after litigation settlement payments of $169.3 million, in the first quarter of 2010.

Capital expenditures, as well as depreciation and amortization expense during the second quarter of 2010, were $45.4 million and $37.5 million, respectively.

“In the quarter we made good progress on our long-term model both in terms of growth rates and higher operating margin. We continued to make investments in R&D and Sales and Marketing to ensure we capture the market opportunity ahead of us,” said Robyn Denholm, Juniper’s Chief Financial Officer.  “As the business outlook continues to improve, driving operational excellence throughout the organization will remain a key area of focus.  We are confident of delivering profitable growth in 2010.”

Juniper Networks will host a conference call web cast today, July 20, 2010 at 1:45 p.m. (Pacific Time), to be broadcast live over the Internet at: http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, in the U.S. the toll free dial-in number is 877-407-8033; outside of the U.S. dial 201-689-8033. Please call ten minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website until September 15, 2010.

About Juniper Networks
From devices to data centers, from consumers to the cloud, Juniper Networks delivers innovative software, silicon and systems that transform the experience and economics of networking. The company serves more than 30,000 customers and partners worldwide, and generated more than $3 billion in revenue over the last year. Additional information can be found at www.juniper.net.

Juniper Networks and Junos are registered trademarks of Juniper Networks, Inc. in the United States and other countries. The Juniper Networks and Junos logos are trademarks of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, economic and market outlook, future financial and operating results, and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors, resellers and other partners; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended,
	June 30,		June 30,
	2010	2009	2010	2009
Net revenues:
Product	$774,058	$606,959	$1,495,259	$1,194,822
Service	204,242	179,404	395,659	355,724

Total net revenues	978,300	786,363	1,890,918	1,550,546
Cost of revenues:
Product	231,752	207,576	454,133	400,637
Service	86,610	72,405	164,826	141,235

Total cost of revenues	318,362	279,981	618,959	541,872

Gross margin	659,938	506,382	1,271,959	1,008,674
Operating expenses:
Research and development	224,768	183,894	431,762	369,294
Sales and marketing	202,303	176,555	394,678	364,419
General and administrative	45,880	39,175	89,018	78,386
Amortization of purchased intangible assets	1,204	3,539	2,341	7,929
Restructuring charges	264	7,529	8,369	11,758
Acquisition-related charges	541	—	541	—

Total operating expenses	474,960	410,692	926,709	831,786

Operating income	184,978	95,690	345,250	176,888
Interest and other income, net	833	2,898	2,292	4,848
Gain (loss) on equity investments	3,232	(1,625)	3,232	(3,311)

Income before income taxes and noncontrolling interest	189,043	96,963	350,774	178,425
Income tax provision	58,700	82,194	55,821	168,116

Consolidated net income	$130,343	$14,769	$294,953	$10,309
Adjust for net loss (income) attributable to noncontrolling interest	168	—	(1,327)	—

Net income attributable to Juniper Networks	$130,511	$14,769	$293,626	$10,309

Net income per share attributable to Juniper Networks common stockholders:
Basic	$0.25	$0.03	$0.56	$0.02

Diluted	$0.24	$0.03	$0.55	$0.02

Shares used in computing net income per share:
Basic	524,463	523,105	522,812	523,754

Diluted	538,947	532,850	537,989	531,624

Juniper Networks, Inc.
Stock-Based Compensation by Category
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Cost of revenues – Product	$997	$863	$2,102	$1,922
Cost of revenues – Service	3,242	2,490	6,736	4,950
Research and development	18,679	14,981	35,665	29,661
Sales and marketing	13,853	10,645	25,581	20,844
General and administrative	7,832	4,550	15,080	9,714

Total	$44,603	$33,529	$85,164	$67,091

Juniper Networks, Inc.
Stock-Based Compensation Related Payroll Tax by Category
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June,		June 30,
	2010	2009	2010	2009
Cost of revenues – Product	$40	$14	$111	$16
Cost of revenues – Service	152	44	317	56
Research and development	430	156	1,185	187
Sales and marketing	1,150	191	1,582	393
General and administrative	111	31	208	43

Total	$1,883	$436	$3,403	$695

Juniper Networks, Inc.
Net Revenues by Reportable Segment
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Infrastructure – Product	$590,212	$469,888	$1,146,339	$924,244
Infrastructure – Service	130,144	114,057	252,713	226,845

Total Infrastructure	$720,356	$583,945	$1,399,052	$1,151,089

Service Layer Technologies — Product	$183,846	$137,071	$348,920	$270,578
Service Layer Technologies — Service	74,098	65,347	142,946	128,879

Total Service Layer Technologies	$257,944	$202,418	$491,866	$399,457

Total	$978,300	$786,363	$1,890,918	$1,550,546

Juniper Networks, Inc.
Net Revenues by Geographic Region
(in thousands)
(unaudited)

                                                    Three Months Ended                   Six Months Ended

                                                         June 30,                            June 30,

                                                      2010             2009           2010               2009

Americas                                       $494,221              $390,843           $982,689           $750,533

Europe, Middle East, and Africa                 289,521               231,989            553,578            455,170

Asia Pacific                                    194,558               163,531            354,651            344,843
                                  ---------------------   -------------------   ----------------   ----------------

Total                                          $978,300              $786,363         $1,890,918         $1,550,546
                                  ---------------------   -------------------   ----------------   ----------------

Juniper Networks, Inc.
Net Revenues by Market
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Service Provider	$620,398	$513,270	$1,213,647	$1,033,801
Enterprise	357,902	273,093	677,271	516,745

Total	$978,300	$786,363	$1,890,918	$1,550,546

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2010	2009	2010	2009
					$
GAAP Cost of revenues – Product		$231,752	$207,576	$454,133		400,637
Stock-based compensation expense	C	(997)	(863)	(2,102)		(1,922)
Stock-based compensation related payroll tax	C	(40)	(14)	(111)		(16)
Amortization of purchased intangible assets	A	(308)	(1,369)	(333)		(2,738)

Non-GAAP Cost of revenues – Product		230,407	205,330	451,587		395,961

GAAP Cost of revenues – Service		86,610	72,405	164,826		141,235
Stock-based compensation expense	C	(3,242)	(2,490)	(6,736)		(4,950)
Stock-based compensation related payroll tax	C	(152)	(44)	(317)		(56)

Non-GAAP Cost of revenues – Service		83,216	69,871	157,773		136,229

GAAP Gross margin – Product		542,306	399,383	1,041,126		794,185
Stock-based compensation expense	C	997	863	2,102		1,922
Stock-based compensation related payroll tax	C	40	14	111		16
Amortization of purchased intangible assets	A	308	1,369	333		2,738

Non-GAAP Gross margin — Product		543,651	401,629	1,043,672		798,861

GAAP Product gross margin as a % of product revenue		70.1%	65.8%	69.6%		66.5%
Stock-based compensation expense as a % of product revenue	C	0.1%	0.2%	0.2%		0.2%
Stock-based compensation related payroll tax as a % of product revenue	C	—	—	—		—
Amortization of purchased intangible assets as a % of product revenue	A	—	0.2%	—		0.2%

Non-GAAP Product gross margin as a % of product revenue		70.2%	66.2%	69.8%		66.9%

GAAP Gross margin – Service		117,632	106,999	230,833		214,489
Stock-based compensation expense	C	3,242	2,490	6,736		4,950
Stock-based compensation related payroll tax	C	152	44	317		56

Non-GAAP Gross margin — Service		121,026	109,533	237,886		219,495

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2010	2009	2010		2009
GAAP Service gross margin as a % of service revenue		57.6%	59.6%		58.3%		60.3%
Stock-based compensation expense as a % of service revenue	C	1.6%	1.5%		1.7%		1.4%
Stock-based compensation related payroll tax as a % of service revenue	C	0.1%	—		0.1%		—

Non-GAAP Service gross margin as a % of service revenue		59.3%	61.1%		60.1%		61.7%

				$		$
GAAP Gross margin		$659,938	$506,382		1,271,959		1,008,674
Stock-based compensation expense	C	4,239	3,353		8,838		6,872
Stock-based compensation related payroll tax	C	192	58		428		72
Amortization of purchased intangible assets	A	308	1,369		333		2,738

Non-GAAP Gross margin		664,677	511,162		1,281,558		1,018,356

GAAP Gross margin as a % of revenue		67.5%	64.4%		67.3%		65.1%
Stock-based compensation expense as a % of revenue	C	0.4%	0.4%		0.5%		0.4%
Stock-based compensation related payroll tax as a % of revenue	C	—	—		—		—
Amortization of purchased intangible assets as a % of revenue	A	—	0.2%		—		0.2%

Non-GAAP Gross margin as a % of revenue		67.9%	65.0%		67.8%		65.7%

GAAP Research and development expense		224,768	183,894		431,762		369,294
Stock-based compensation expense	C	(18,679)	(14,981)		(35,665)		(29,661)
Stock-based compensation related payroll tax	C	(430)	(156)		(1,185)		(187)

Non-GAAP Research and development expense		205,659	168,757		394,912		339,446

GAAP Sales and marketing expense		202,303	176,555		394,678		364,419
Stock-based compensation expense	C	(13,853)	(10,645)		(25,581)		(20,844)
Stock-based compensation related payroll tax	C	(1,150)	(191)		(1,582)		(393)

Non-GAAP Sales and marketing expense		187,300	165,719		367,515		343,182

GAAP General and administrative expense		45,880	39,175		89,018		78,386
Stock-based compensation expense	C	(7,832)	(4,550)		(15,080)		(9,714)
Stock-based compensation related payroll tax	C	(111)	(31)		(208)		(43)

Non-GAAP General and administrative expense		37,937	34,594		73,730		68,629

GAAP Operating expense		474,960	410,692		926,709		831,786
Stock-based compensation expense	C	(40,364)	(30,176)		(76,326)		(60,219)
Stock-based compensation related payroll tax	C	(1,691)	(378)		(2,975)		(623)
Amortization of purchased intangible assets	A	(1,204)	(3,539)		(2,341)		(7,929)
Restructuring charges	B	(264)	(7,529)		(8,369)		(11,758)
Acquisition-related charges	A	(541)	—		(541)		—

Non-GAAP Operating expense		$430,896	$369,070		$836,157		$751,257

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2010	2009	2010	2009
GAAP Operating income		$184,978	$95,690	$345,250	$176,888
Stock-based compensation expense	C	44,603	33,529	85,164	67,091
Stock-based compensation related payroll tax	C	1,883	436	3,403	695
Amortization of purchased intangible assets	A	1,512	4,908	2,674	10,667
Restructuring charges	B	264	7,529	8,369	11,758
Acquisition-related charges	A	541	—	541	—

Non-GAAP Operating income		233,781	142,092	445,401	267,099

GAAP Operating margin		18.9%	12.2%	18.3%	11.4%
Stock-based compensation expense as a % of revenue	C	4.6%	4.3%	4.5%	4.3%
Stock-based compensation related payroll tax as a % of revenue	C	0.2%	—	0.2%	—
Amortization of purchased intangible assets as a % of revenue	A	0.2%	0.6%	0.2%	0.7%
Restructuring charges as a % of revenue	B	—	1.0%	0.4%	0.8%
Acquisition-related charges as a % of revenue	A	—	—	—	—

Non-GAAP Operating margin		23.9%	18.1%	23.6%	17.2%

GAAP Other income and expense, net		4,065	1,273	5,524	1,537
(Gain) loss on equity investments	B	(3,232)	1,625	(3,232)	3,311

Non-GAAP Other income and expense, net		833	2,898	2,292	4,848

GAAP income tax provision		58,700	82,194	55,821	168,116
Non-recurring income tax adjustment	B	—	(52,124)	54,069	(52,124)
Valuation allowance on deferred tax assets	B	—	—	—	(61,755)
Income tax effect of non-GAAP exclusions	B	12,130	11,120	26,107	22,336

Non-GAAP Provision for income tax		70,830	41,190	135,997	76,573

Non-GAAP Income tax rate		30.2%	28.4%	30.4%	28.2%

Non-GAAP Income before income taxes and noncontrolling interest*		$234,614	$144,990	$447,693	$271,947

• Consists of non-GAAP operating income plus non-GAAP net other income and expense.

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2010	2009	2010	2009
GAAP Net income attributable to Juniper Networks		$130,511	$14,769	$293,626	$10,309
Stock-based compensation expense	C	44,603	33,529	85,164	67,091
Stock-based compensation related payroll tax	C	1,883	436	3,403	695
Amortization of purchased intangible assets	A	1,512	4,908	2,674	10,667
Restructuring charges	B	264	7,529	8,369	11,758
Acquisition-related charges	A	541	—	541	—
(Gain) loss on equity investments	B	(3,232)	1,625	(3,232)	3,311
Non-recurring income tax adjustment	B	—	52,124	(54,069)	52,124
Valuation allowance on deferred tax assets	B	—	—	—	61,755
Income tax effect of non-GAAP exclusions	B	(12,130)	(11,120)	(26,107)	(22,336)

Non-GAAP Net income		$163,952	$103,800	$310,369	$195,374

Non-GAAP Net income per share:
Basic	D	$0.31	$0.20	$0.59	$0.37

Diluted	D	$0.30	$0.19	$0.58	$0.37

Shares used in computing non-GAAP net income per share:
Basic	D	524,463	523,105	522,812	523,754

Diluted	D	538,947	532,850	537,989	531,624

GAAP Net income attributable to Juniper Networks as a % of revenue		13.3%	1.9%	15.5%	0.7%
Stock-based compensation expense as a % of revenue	C	4.6%	4.3%	4.5%	4.3%
Stock-based compensation related payroll tax as a % of revenue	C	0.2%	—	0.2%	—
Amortization of purchased intangible assets as a % of revenue	A	0.2%	0.6%	0.2%	0.7%
Restructuring charges as a % of revenue	B	—	1.0%	0.4%	0.8%
Acquisition-related charges as a % of revenue	A	0.1%	—	—	—
(Gain) loss on equity investments	B	(0.3)%	0.2%	(0.2)%	0.2%
Non-recurring income tax adjustment as a % of revenue	B	—	6.6%	(2.9)%	3.3%
Valuation allowance on deferred tax assets as a % of revenue	B	—	—	—	4.0%
Income tax effect of non-GAAP exclusions as a % of revenue	B	(1.3)%	(1.4)%	(1.3)%	(1.4)%

Non-GAAP Net income as a % of revenue		16.8%	13.2%	16.4%	12.6%

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures from our Preliminary Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; product gross margin, product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; net other income and expense; income before income taxes and noncontrolling interest; provision for income taxes; income tax rate; net income; net income per share and net income as a percentage of revenue. These measures are not presented in accordance with, nor are they a substitute for; U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Charges, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition-Related Charges. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs; (ii) impairment charges; (iii) gain or loss on legal settlement, net of related transaction costs; (iv) retroactive impacts of certain tax settlements; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations; (vi) gain or loss on equity investments; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events, which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Similarly, the retroactive impacts of certain tax settlements and significant effects of retroactive tax legislation are unique events that occur in periods that are generally unrelated to the level of business activity to which such settlement or legislation applies.  We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31, 2009
	2010
ASSETS
Current assets:
Cash and cash equivalents	$1,660,086	$1,604,723
Short-term investments	563,315	570,522
Accounts receivable, net of allowances	391,545	458,652
Deferred tax assets, net	224,792	196,318
Prepaid expenses and other current assets	59,568	48,744

Total current assets	2,899,306	2,878,959
Property and equipment, net	466,172	455,651
Long-term investments	512,817	483,505
Restricted cash	73,439	53,732
Purchased intangible assets, net	23,360	13,834
Goodwill	3,711,726	3,658,602
Long-term deferred tax assets, net	8,205	10,555
Other long-term assets	49,302	35,425

Total assets	$7,744,327	$7,590,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$243,228	$242,591
Accrued compensation	206,528	176,551
Accrued warranty	38,280	38,199
Deferred revenue	544,578	571,652
Income taxes payable	53,577	34,936
Accrued litigation settlements	—	169,330
Other accrued liabilities	134,828	142,526

Total current liabilities	1,221,019	1,375,785
Long-term deferred revenue	223,217	181,937
Long-term income tax payable	94,950	170,245
Other long-term liabilities	33,336	37,531
Commitments and contingencies
Juniper Networks stockholders’ equity:
Common stock, $0.00001 par value	5	5
Additional paid-in capital	9,363,244	9,060,089
Accumulated other comprehensive loss	(10,667)	(1,433)
Accumulated deficit	(3,181,733)	(3,236,525)

Total Juniper Networks stockholders’ equity	6,170,849	5,822,136
Noncontrolling interest	956	2,629

Total equity	6,171,805	5,824,765

Total liabilities and stockholders’ equity	$7,744,327	$7,590,263

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities:
Consolidated net income	$294,953	$10,309
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	72,748	75,355
Stock-based compensation	85,164	67,091
(Gain) loss on equity investments	(3,232)	3,311
Change in excess tax benefits from share-based compensation	(28,287)	7,197
Deferred income taxes	(25,594)	69,288
Changes in operating assets and liabilities:
Accounts receivable, net	67,168	840
Prepaid expenses and other assets	(15,712)	(6,116)
Accounts payable	(6,331)	(10,488)
Accrued compensation	29,977	(10,774)
Accrued litigation settlements	(169,330)	—
Income tax payable	(683)	37,412
Other accrued liabilities	(4,987)	10,796
Deferred revenue	14,035	58,325

Net cash provided by operating activities	309,889	312,546
Cash flows from investing activities:
Purchases of property and equipment, net	(83,157)	(79,424)
Purchases of trading investments	(1,690)	—
Purchases of available-for-sale investments	(932,004)	(811,449)
Proceeds from sales of available-for-sale investments	354,890	109,820
Proceeds from maturities of available-for-sale investments	557,363	137,050
Changes in restricted cash	(12,296)	(1,275)
Purchases of privately-held equity investments, net	(727)	(1,191)
Payment for business acquired, net of cash acquired	(64,215)	—

Net cash used in investing activities	(181,836)	(646,469)
Cash flows from financing activities:
Proceeds from issuance of common stock	176,662	50,678
Purchases and retirement of common stock	(253,672)	(169,370)
Change in customer financing arrangements	(20,967)	(5,121)
Change in excess tax benefits from share-based compensation	28,287	(7,197)
Return of capital to noncontrolling interest	(3,000)	—

Net cash used in financing activities	(72,690)	(131,010)

Net increase (decrease) in cash and cash equivalents	55,363	(464,933)
Cash and cash equivalents at beginning of period	1,604,723	2,019,084

Cash and cash equivalents at end of period	$1,660,086	$1,554,151

Juniper Networks, Inc.
Cash, Cash Equivalents, Trading, and Available-For-Sale Investments
(in thousands)
(unaudited)

	June 30,	December 31, 2009
	2010
Cash and cash equivalents	$1,660,086	$1,604,723
Short-term investments	563,315	570,522
Long-term investments	512,817	483,505

Total	$2,736,218	$2,658,750